SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549





                                   FORM 8-K





                                Current Report

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




       Date of Report (date of earliest event reported) January 7, 1994




                      ADELPHIA COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)



    Delaware                       0-16014                    23-2417713
(State or other                  (Commission               (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)



5 West Third Street - P.O. Box 472, Coudersport, PA                16915
(Address of principal executive offices)                         (ZIP Code)




       Registrant's telephone number, including area code (814) 274-9830

Item 5.  Other Events.

     On December 22, 1993, Adelphia Communications Corporation (the "Company") announced that it had filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission for an offering of shares of its Class A Common Stock. The Company issued a press release, dated December 22, 1993, with respect to such announcement, a copy of which is attached hereto as Exhibit 99.01 and is incorporated by reference herein.

     On January 7, 1994, the Company issued a press release announcing that the Registration Statement had been declared effective by the Securities and Exchange Commission on such date. At the time of effectiveness, the Registra-tion Statement covered an offering of 8,832,604 shares of Class A Common Stock, exclusive of an overallotment option for up to 300,000 additional shares. Of the 8,832,604 shares, 3,000,000 shares were offered to the public at $18.00 per share, with an underwriting discount of $.855 per share. Partnerships controlled by the family of John J. Rigas, the Company's President and CEO, agreed to purchase the other 5,832,604 shares at the public offering price less the underwriting discount. Net proceeds to Adelphia before offering expenses were $151,435,000, or $17.145 per share. Net proceeds will be used to redeem the Company's $100,000,000 aggregate principal amount of outstanding 13% Senior Subordinated Notes Due 1996 and to reduce existing bank debt of subsidiaries. A copy of the press release, dated January 7, 1994, is attached hereto as
Exhibit 99.02 and is incorporated by reference herein.

     At the closing for the offering on January 14, 1994, the Company sold an additional 300,000 shares of Class A Common Stock to the underwriter pursuent to the overallotment option, generating an additional $5,143,500 in net proceeds to the Company and bringing the total number of shares in the offering to 9,132,604.

     The Registration Statement contains the following information, which as provided herein is incorporated by reference into an effective registration statement of the Company, and which is provided herein in order for the Company's periodic filings under the Securities Exchange Act of 1934 to be consistent with the information contained in the Registration Statement:

     Management believes that the telecommunications industry, including the cable television and telephone industries, is in a period of consolidation characterized by mergers, joint ventures, acquisitions, sales of all or part of cable companies or their assets, and other partnering and investment transac-tions of various structures and sizes involving cable or other telecommuni-cations companies. Management also believes that the Company is well positioned to participate in this consolidation trend due to its well-clustered cable systems, the quality of its cable plant, its management strengths and its relationships within the cable industry. The Company, like other cable television companies, has participated from time to time and is participating in preliminary discussions with third parties regarding a variety of potential transactions, and the Company has considered and expects to continue to consider and explore potential transactions of various types with other cable and tele-communications companies. However, the Company has not reached any agreements, in principal or otherwise, with respect to any material transaction and no assurances can be given as to whether any such transaction may be consummated or, if so, when.

Item 7.  Financial Statements and Exhibits.

     (c) The following exhibits are filed as part of this report on Form 8-K:

         Exhibit 10.01 Underwriting Agreement between the Company and Salomon Brothers Inc, dated January 7, 1994.

         Exhibit 10.02 Registration Agreement between the Company and Salomon Brothers Inc, dated January 7, 1994.

         Exhibit 10.03 Second Amendment to Loan Agreement between Chelsea Communications, Inc. and The Toronto Dominion Bank Trust Company and Nationsbank of Texas, N.A. as agents dated December 31, 1993.

         Exhibit 99.01 Press Release by Adelphia Communications Corporation dated December 22, 1993.

         Exhibit 99.02 Press Release by Adelphia Communications Corporation dated January 7, 1994.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: January 14, 1994            ADELPHIA COMMUNICATIONS CORPORATION
                                  (Registrant)



                                  /s/ Timothy J. Rigas
                                  Timothy J. Rigas
                                  Senior Vice President,
                                  Chief Financial Officer and
                                  Chief Accounting Officer

                                 EXHIBIT INDEX


Exhibit No.                      Description                        Page

Exhibit 10.01      Underwriting Agreement between
                   the Company and Salomon Brothers Inc,
                   dated January 7, 1994.

Exhibit 10.02      Registration Agreement between
                   the Company and Salomon Brothers Inc,
                   dated January 7, 1994.

Exhibit 10.03      Second Amendment to Loan Agreement
                   between Chelsea Communications, Inc.
                   and The Toronto Dominion Bank Trust
                   Company and Nationsbank of Texas, N.A.
                   as agents dated December 31, 1993.

Exhibit 99.01      Press Release by Adelphia Communications
                   Corporation dated December 22, 1993.

Exhibit 99.02      Press Release by Adelphia Communications
                   Corporation dated January 7, 1994.